Exhibit 10.3(ii)

FIBROGEN, INC.

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

2005 STOCK PLAN

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, FibroGen, Inc. (the “Company”) has granted you an option under its 2005 Stock Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the conditions and limitations contained herein (including Section 9), your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service and the non-vested portion of your option shall terminate immediately, and be of no further force or effect.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted), or if otherwise approved by the Company, and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the Term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement; and

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

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4. INCENTIVE STOCK OPTIONS.

(a) If your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(b) If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code currently requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code. (The definition of disability in Section 22(e) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit, however, under Section 22(e) of the Code, your option will not be treated as an Incentive Stock Option if you exercise your option more than three (3) months after the date your employment with the Company (or its Affiliate) terminates, even if you continue to provide services to the Company or an Affiliate as a Consultant or non-employee Director.

5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any of the following ways, if applicable:

(a) So long as the Company is Listed and if approved by the Company at the time your option is exercised, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. For purposes of this Agreement, the Company shall be deemed to be “Listed” when the Common Stock of the Company is listed on a national securities exchange or designated as a national market security on an interdealer quotation system, if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968, as amended.

(b) So long as the Company is Listed or as otherwise approved by the Company at the time your option is exercised, by Delivery of the largest whole number of shares of Common Stock already-owned by you, free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price; provided, that any remaining balance of the aggregate exercise price not satisfied by such Delivery of whole shares shall be paid by cash or check. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender

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to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) So long as the Company is Listed or as otherwise approved by the Company at the time your option is exercised, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the aggregate exercise price; provided, that any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares shall be paid by cash or check; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to you as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations. Note that any option, or portion thereof, that is exercised through this “net exercise” method will be disqualified as an incentive stock option and treated as a Nonstatutory Stock Option.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its Term. The term of your option commences on the Date of Grant, as set forth on your Grant Notice, and expires upon the earliest of the following:

(a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 7, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) twelve (12) months after the termination of your Continuous Service due to your Disability;

(c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d) the Expiration Date indicated in your Grant Notice; or

(e) the day before the tenth (10th) anniversary of the Date of Grant.

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9. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if permitted) during its Term by delivering a Notice of Exercise (in a form designated by the Company) together with payment of the exercise price, pursuant to Section 5 hereof, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. VESTING UPON CHANGE IN CONTROL.

(a) In the event of a Change in Control, as defined in the Plan, except as set forth subsection 10(c) below, and upon your subsequent involuntary termination from employment with the Company or its successor corporation without Cause, the vesting and exercisability of all unvested outstanding stock options granted hereunder will be accelerated in full. For purposes of this Section 10, “Cause” shall be defined solely as one or more of the following:

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(i) the eligible employee’s commission of any felony related to the company or its business or any crime involving fraud or moral turpitude under the laws of the United States or any state thereof or of any foreign jurisdiction where the eligible employee is employed;

(ii) the eligible employee’s attempted commission of, or participation in, a fraud against the Company;

(iii) the eligible employee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets;

(iv) the eligible employee’s willful failure to substantially perform his or her duties and responsibilities owed to the Company;

provided, however, that the conduct described under clause (iv) above will only constitute Cause if such conduct is not cured, within 15 days after the eligible employee’s receipt of written notice from the Company or the Board of Directors specifying the particulars of the conduct that may constitute Cause.

(b) In the event of your Constructive Termination (as defined below) within twelve (12) months after a Change in Control, as defined in the Plan, except as set forth in subsection 10(c) below, the vesting and exercisability of all unvested outstanding stock options granted hereunder will be accelerated in full. For purposes of this Agreement, “Constructive Termination” shall be defined as:

(i) a substantial reduction in the eligible employee’s duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the Change in Control; provided, however, that it shall not be a “Constructive Termination” if the Company is retained as a separate legal entity or business unit following the effective date of the Change in Control and the eligible employee holds the same position in such legal entity or business unit as the eligible employee held before the effective date of the Change in Control;

(ii) a material reduction by the Company in the eligible employee’s annual base salary, as in effect on the effective date of the Change in Control or as increased thereafter;

(iii) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the eligible employee was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company that would adversely affect the eligible employee’s participation in or reduce the eligible employee’s benefits under the Benefit Plans or deprive the eligible employee of any fringe benefit that he or she enjoyed immediately prior to the effective date of the Change in Control; provided, however, that a Constructive Termination shall not be deemed to have occurred if the Company provides for the eligible employee’s participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans;

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(iv) a relocation of the eligible employee’s business office to a location more than fifty (50) miles from the location at which the eligible employee performed his or her duties as of the effective date of the Change in Control, except for required travel by the eligible employee on the Company’s business to an extent substantially consistent with his or her business travel obligations prior to the effective date of the Change in Control; or

(v) a material breach by the Company of any provision of any material agreement between the eligible employee and the Company concerning the terms and conditions of the eligible employee’s employment.

(c) For purposes of this Agreement, notwithstanding anything to the contrary contained in the Plan, the term “Change in Control” shall be defined as in the Plan, except that the term shall not include the implementation of anti-takeover measures, including, without limitation, a recapitalization or reorganization of the Company’s capital structure, whether by merger, amendment of the Company’s certificate of incorporation or certificate(s) of designations, or otherwise, solely for the purpose of the implementation of a dual class stock structure, in which one class of securities has greater voting power on matters involving a change of control and other related issues, irrespective of (i) whether such anti-takeover measure includes a voting agreement or a proxy with respect to the Company’s shares or (ii) whether such recapitalization, reorganization or anti-takeover measure results in a change in Ownership of Greater than fifty percent (50%) of the total voting power of the Company.

11. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

12. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to a right of first refusal in favor of the Company (or its assignee) as long as the Company is not Listed. You may not sell, or in any manner transfer (by way of assignment, pledge, or otherwise) any of the shares of Common Stock or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the following requirements. Any sale or transfer, or purported sale or transfer, of shares of Common Stock of the Company shall be null and void unless the terms, conditions, and provisions of this Section 12 are strictly observed and followed.

(a) If you desire to sell or otherwise transfer any of your shares of Common Stock, you must first give written notice thereof to the Company (the “Notice”), including the name and address of the proposed transferee, the number of shares to be transferred, and all other terms other than the proposed transfer price or consideration.

(b) The Company shall have an initial ten (10) days to request pricing terms of the proposed transfer and you must provide the Company with notice of such terms promptly, and in any event, with five (5) days of Company’s request.

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(c) For thirty (30) days following receipt of the Notice, the Company (or its assignee) shall have the option to purchase all (but not less than all) of the shares specified in the Notice at the price provided to the Company pursuant to subsection (b) above and upon the terms set forth in such Notice; provided, however, that, with your consent, the Company (or its assignee) shall have the option to purchase a lesser portion of the shares specified in said Notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is proposing to pay anything other than cash for the shares, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Company (or its assignee) elects to purchase such shares, the Company shall so notify you within such thirty (30) day period and provide the compensation, in cash or cancellation of indebtedness, within sixty (60) days after receipt of the Notice.

(d) In the event the Company does not elect to acquire all of the shares specified in your Notice, you may, within a sixty (60) day period following the expiration of the Company’s right of first refusal (pursuant to subsection (c) above), transfer the shares which were not acquired by the Company (or its assignee), on the terms specified in said Notice and at the price, if any, provided to the Company pursuant to subsection (b) above, provided that you provide the transferee with a copy of all agreements applicable to such Common Stock and a copy of the Company’s Bylaws. All shares of Common Stock so sold by you shall continue to be subject to the provisions of this Agreement.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the Company’s right of first refusal hereunder: (i) a transfer of any of your shares upon your death by will or intestacy or otherwise to your spouse or registered domestic partner, lineal descendant or ascendant, brother, or sister; (ii) to any custodian or trustee for your exclusive account; or (iii) a transfer of any of your shares to the Company.

13. RIGHT OF REPURCHASE. In the event that your Continuous Service is interrupted or terminates for any reason, and subject to any limitations set forth in the Plan, the Company shall have the right prior to the date on which it is Listed, but not the obligation, to repurchase all or any portion of the shares of Common Stock you have acquired under the terms of this Agreement at a purchase price, to the extent required to maintain exemption from Internal Revenue Code Section 409A, equal to the fair market value of such Common Stock, as determined by the Board of Directors in good faith. A repurchase pursuant to this Section 13 shall be effective upon notice of the repurchase and delivery of the consideration therefor. The Company shall have 180 days (or such longer period of time as is reasonably necessary for the Company to obtain an independent valuation of the fair market value of such Common Stock) from the later of (i) the date of interruption or termination of your Continuous Service and (ii) the date of your last option exercise, to exercise its right of repurchase and pay such purchase price in cash or cancellation of indebtedness. Notwithstanding the foregoing, if the right of repurchase described in the Company’s bylaws in effect at the time the Company elects to exercise such right, expands the rights herein or provides for additional rights than those described herein, then such rights set forth in the Bylaws shall control with respect to the shares of Common Stock you have acquired under the terms of this Agreement.

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14. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

15. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

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17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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FIBROGEN, INC.

STOCK OPTION GRANT NOTICE

2005 STOCK PLAN

FibroGen, Inc. (the “Company”), pursuant to its Amended and Restated 2005 Stock Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	As permitted under your Stock Option Agreement.

Vesting Schedule:	1/4th of the shares vest one year after the Vesting Commencement Date.
1/16th of the shares vest quarterly thereafter over the next three years.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

FIBROGEN, INC.		OPTIONHOLDER:

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS: Stock Option Agreement, 2005 Stock Plan and Notice of Exercise

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

NOTICE OF EXERCISE

FibroGen, Inc.
409 Illinois Street
San Francisco, CA 94158	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of Option (check one):	Incentive ☐	Nonstatutory ☐

Grant Date:

Grant Number:

Number of shares as to which option is exercised:

Certificate to be issued in name of:

Cash Payment delivered herewith:

Value of shares of FibroGen, Inc. common stock delivered herewith[1]:

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the FibroGen, Inc. 2005 Stock Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

[1]	Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

I further agree and acknowledge that in the event the consideration given to the Company for the exercise of this stock option is not received by the Company for any reason, including without limitation, the return of a check for insufficient funds, that this exercise will not be deemed to have occurred and any stock certificates issued as a result of such exercise will be cancelled. Upon receipt by the Company of (i) a new notice of exercise, and (ii) the appropriate consideration for the exercise, the exercise shall be deemed to have occurred upon the date of such receipt by the Company.

Very truly yours,

Print Name:

FIBROGEN, INC.

2005 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

FibroGen, Inc. (the “Company”) wishes to sell to you, and you wish to purchase, shares of Common Stock from the Company, pursuant to the provisions of the Company’s 2005 Stock Plan (the “Plan”).

Therefore, pursuant to the terms of the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Purchase Agreement (“Agreement”) (collectively, the “Award”), the Company grants you the right to purchase the number of shares of Common Stock indicated in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. AGREEMENT TO PURCHASE. You hereby agree to purchase from the Company, and the Company hereby agrees to sell to you, the aggregate number of shares of Common Stock specified in your Grant Notice at the specified Purchase Price per Share. You may not purchase less than the aggregate number of shares specified in the Grant Notice.

2. CLOSING. The purchase and sale of the shares shall be consummated as follows:

You may purchase the shares by delivering the Total Purchase Price referenced in your Grant Notice to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the Closing Date specified in the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) along with such additional documents as the Company may then require.

You agree to execute two (2) copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and to execute Joint Escrow Instructions substantially in the form attached to the Grant Notice as Attachment IV and to deliver the same to the Company on the Closing Date, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

If payment is to be made in whole or in part by promissory note, you agree to execute a Promissory Note in the form of Attachment V to the Grant Notice and to execute a pledge agreement in the form of Attachment VI to the Grant Notice (the “Pledge Agreement”) and to deliver the same to the Company on the Closing Date, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

3. METHOD OF PAYMENT. You may elect to make payment of the Purchase Price as follows:

In cash or by check.

Provided that at the time of purchase the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either you have been held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of purchase. “Delivery” for these purposes shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not purchase the shares by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

4. VESTING. Subject to the limitations contained herein, the shares you purchase will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

5. NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to your Award and your Purchase Price per Share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not purchase any shares of Common Stock under your Award unless the shares of Common Stock issuable upon such purchase are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the Securities Act. The purchase of shares under your Award also must comply with other applicable laws and regulations governing your Award, and you may purchase such shares if the Company determines that such purchase would not be in material compliance with such laws and regulations.

7. UNVESTED SHARE REPURCHASE OPTION

Repurchase Option. In the event your Continuous Service terminates, then the Company shall have an irrevocable option (the “Repurchase Option”) for a period of ninety (90) days after said termination, or such longer period as may be agreed to by you and the Company, to repurchase from you or your personal representative, as the case may be, those shares that you purchased pursuant to this Agreement that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on your Grant Notice (the “Unvested Shares”).

Shares Repurchasable at the Lower of your Original Purchase Price or Fair Market Value. The Company may repurchase all or any of the Unvested Shares at a price equal to the lower of your Purchase Price for such shares as indicated on your Grant Notice or the Fair Market Value of the Unvested Shares on the date of repurchase

8. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by such person designated by the Company and delivered or mailed as provided herein. Such notice shall identify the number of shares of Common Stock to be purchased and shall notify you of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth above. The Company shall be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by you (including without limitation any Promissory Note given in payment for the Common Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by you.

9. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. To the extent the Repurchase Option remains in effect following such Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the Corporate Transaction upon the Company’s capital structure; provided, however that the aggregate price per share payable upon exercise of the Repurchase Option shall remain the same.

10. ESCROW OF UNVESTED COMMON STOCK. As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Common Stock upon exercise of the Repurchase Option herein provided for, you agree, at the closing hereunder, to deliver to and deposit with Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached to the Grant Notice as Attachment III, together with a certificate or certificates evidencing all of the Common Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of you and the Company set forth in Attachment IV to the Grant Notice, which instructions also shall be delivered to the Escrow Agent at the closing hereunder.

11. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you shall exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares have not yet vested and been released from the Company’s Repurchase Option.

12. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Option. After any Common Stock has been released from the Repurchase Option, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

13. RESTRICTIVE LEGENDS. All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

THESE SECURITIES WERE ISSUED UNDER A RESTRICTED STOCK PURCHASE AGREEMENT, AND ARE SUBJECT, IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, TO (I) A RIGHT OF FIRST REFUSAL AND/OR A RIGHT OF REPURCHASE HELD BY THE COMPANY AND/OR (II) RESTRICTIONS ON TRANSFER FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR AN OFFERING OF THE COMPANY’S SECURITIES, SUCH RESTRICTIONS TO LAST FOR A PERIOD TO BE DETERMINED BY THE COMPANY AND THE UNDERWRITERS OF SUCH OFFERING BUT NOT TO EXCEED 180 DAYS.

Any legend required by appropriate blue sky officials.

14. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Common Stock, you represent to the Company the following:

You are aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

You are familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by you ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Section 15 below.

In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

You further understand that at the time you wish to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

15. MARKET STAND-OFF AGREEMENT. By purchasing shares of Common Stock under your Award, you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provision hereof as though they were a party hereto.

16. TRANSFERABILITY. Your Award is not transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you.

17. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal shall expire on the Listing Date. For purposes of this Agreement, Listing Date shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

18. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock that have been released from the Company’s Repurchase Option.

19. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

20. WITHHOLDING OBLIGATIONS.

At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

21. TAX CONSEQUENCES. The acquisition and vesting of the shares of Common Stock purchased pursuant to your Award may have adverse tax consequences to you that may avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date your purchase the shares pursuant to your Award. YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

22. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

23. MISCELLANEOUS.

The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

24. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Purchase Agreement (the “Award”), Sarah A. O’Dowd hereby sells, assigns and transfers unto FibroGen, Inc., a Delaware corporation (“Assignee”)                      (                ) shares of the Common Stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint                      as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation’s Purchase Option under the Award.

Dated:

Signature:
Recipient

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Purchase Option set forth in the Award without requiring additional signatures on your part.]

JOINT ESCROW INSTRUCTIONS

Date

Corporate Secretary

FibroGen, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

Dear Sir/Madam:

As Escrow Agent for both FibroGen, Inc., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Grant Notice (the “Grant Notice”), dated [DATE] to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1. In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	FibroGen, Inc.
225 Gateway Boulevard
South San Francisco, CA 94080
Attn: General Counsel / Chief Financial Officer

RECIPIENT:

ESCROW AGENT:	FibroGen, Inc.
225 Gateway Boulevard
South San Francisco, CA 94080
Attn: Corporate Secretary

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

Very truly yours,

FIBROGEN, INC.

By:
CFO

RECIPIENT

Name

ESCROW AGENT:

FIBROGEN, INC.

STOCK APPRECIATION RIGHT AGREEMENT

2005 STOCK PLAN

Name of Grantee:

No. of Stock Appreciation Rights:

Exercise Price per Share:
[FMV on Grant Date]

Grant Date:

Vesting Commencement Date:

Expiration Date:

Pursuant to the 2005 Stock Plan (the “Plan”) as amended through the date hereof, FibroGen, Inc. (the “Company”) hereby grants to the Grantee named above the number of Stock Appreciation Rights (“SARs”) specified above. This Agreement shall give the Grantee the right to exercise on or prior to the Expiration Date specified above all or part of the number of SARs specified above at the Exercise Price per Share specified above, and to receive a payment in accordance with Paragraph 2 of this Agreement, subject to the terms and conditions set forth herein and in the Plan. Each of the SARs granted herein relates to one share of the Common Stock, par value $0.01 per share (the “Stock”), of the Company. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Vesting Schedule. Subject to the discretion of the Company to accelerate the vesting schedule hereunder, these SARs shall be vested in accordance with the following schedule, provided that vesting will cease immediately upon the termination of your Continuous Service and the non-vested portion of your SARs shall terminate immediately and be of no further force or effect:

[The Stock Appreciation Right will vest and become exercisable as to 25% of the Shares covering the Award twelve (12) months after the Vesting Commencement Date, and as to 1/48 of the Shares covering the Award each month thereafter on the same day of the Vesting Commencement Date, subject to Grantee’s Continuous Service through each such date.]

Exercise of Stock Appreciation Rights.

Exercisability. No SARs may be exercised until they have vested. Once vested, these SARs shall be exercisable within thirty (30) days prior to the Expiration Date, or at any time prior thereto provided that a Liquidity Event (as defined below) has occurred. For the purpose of this Agreement, a “Liquidity Event” shall be defined to have occurred on either (1) the effective date of a registration statement for an initial public offering, filed by the Company under the Securities Act; or (2) the execution of an agreement, or approval of a plan or other similar document providing for a transaction or series of transactions that, if completed, would constitute a Change of Control Event (as defined below), provided that, in the event you deliver a notice of exercise in accordance herewith prior to the completion of such Change of Control Event in satisfaction of the above requirements, the exercise shall only be effective, if at all, upon or immediately prior to, as applicable, the completion of the transaction or series of transactions constituting the Change of Control Event, as necessary for you to participate therein. The Company will provide you with notice of a Change of Control Event upon its occurrence or, if possible within 10 days or such other time as reasonably practicable prior to the completion of such event. For the purpose of this Agreement, a “Change of Control Event” shall be distinct from a Change in Control (as defined in the Plan) and shall mean the occurrence of a single transaction or series of related transactions of any one or more of the following events:

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that for purposes of the foregoing, in no event shall “substantially all” mean less than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries, as determined by the Board in its sole discretion.

The term Change of Control Event shall not include a merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Exercise Procedure. The Grantee may elect to exercise vested SARs in the following manner: Prior to the close of business on the Expiration Date, the Grantee may give written notice to the Company of his or her election to exercise a specified number of vested SARs along with any applicable tax withholding amounts as required by this Agreement. The Grantee shall thereupon receive a payment in an amount equal to the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per Share specified in this Agreement, multiplied by (ii) the number of SARs exercised. Such payment shall be in the form of cash or shares of Stock at the election of the Company less any applicable withholding taxes not paid by Grantee. Such payment shall be made as soon as reasonably practicable. If the payment is to be made in the form of shares of Stock, the Company shall determine the number of shares to be delivered to the Grantee by dividing the cash payment by the Fair Market Value of a share of Stock on the date of exercise which shall be deemed to have occurred on the date all exercise requirements are completed and received by the Company.

Grantee may exercise SARs only in increments of whole shares and the minimum number of SARs which may be exercised at any one time shall be 100, unless the number of SARs being exercised is the total number of SARs subject to exercise at the time.

Notwithstanding any other provision hereof or of the Plan, no SAR shall be exercisable after the Expiration Date hereof.

Termination of Employment.

If the Grantee’s Continuous Service ceases for any or no reason, the then-unvested portion of the SARs awarded by this Agreement will terminate and the Grantee will have no further rights thereunder. Provided the SARs are exercisable in accordance with Section 2 hereof, the Grantee (or, if applicable, the Grantee’s personal representative, designated beneficiary, estate or the person(s) to whom the SARs are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution) shall have the period set forth below to exercise the SARs to the extent vested as of the date Grantee’s Continuous Service ceases:

Reason for Termination of Employment	Exercise Period

Death	12 months from date of death (Exercised by Grantee’s legal representative or legatee)

Disability	12 months from date of termination of employment

Termination	3 months from date of termination of employment

provided, however, that no SARs may be exercised after the Expiration Date hereof.

Incorporation of Plan. Notwithstanding anything herein to the contrary, these SARs shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

Transferability. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. These SARs are exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your SARs are subject to a right of first refusal in favor of the Company (or its assignee) as long as the Company is not Listed. You may not sell, or in any manner transfer (by way of assignment, pledge, or otherwise) any of the shares of Common Stock or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the following requirements. Any sale or transfer, or purported sale or transfer, of shares of Common Stock of the Company shall be null and void unless the terms, conditions, and provisions of this Section 11 are strictly observed and followed.

If you desire to sell or otherwise transfer any of your shares of Common Stock, you must first give written notice thereof to the Company (the “Notice”), including the name and address of the proposed transferee, the number of shares to be transferred, and all other terms other than the proposed transfer price or consideration.

The Company shall have an initial ten (10) days to request pricing terms of the proposed transfer and you must provide the Company with notice of such terms promptly, and in any event, with five (5) days of Company’s request.

For thirty (30) days following receipt of the Notice, the Company (or its assignee) shall have the SARs to purchase all (but not less than all) of the shares specified in the Notice at the price provided to the Company pursuant to subsection (b) above and upon the terms set forth in such Notice; provided, however, that, with your consent, the Company (or its assignee) shall have the SARs to purchase a lesser portion of the shares specified in said Notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is proposing to pay anything other than cash for the shares, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Company (or its assignee) elects to purchase such shares, the Company shall so notify you within such thirty (30) day period and provide the compensation, in cash or cancellation of indebtedness, within sixty (60) days after receipt of the Notice.

In the event the Company does not elect to acquire all of the shares specified in your Notice, you may, within a sixty (60) day period following the expiration of the Company’s right of first refusal (pursuant to subsection (c) above), transfer the shares which were not acquired by the Company (or its assignee), on the terms specified in said Notice and at the price, if any, provided to the Company pursuant to subsection (b) above, provided that you provide the transferee with a copy of all agreements applicable to such Common Stock and a copy of the Company’s Bylaws. All shares of Common Stock so sold by you shall continue to be subject to the provisions of this Agreement.

Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the Company’s right of first refusal hereunder: (i) a transfer of any of your shares upon your death by will or intestacy or otherwise to your spouse or registered domestic partner, lineal descendant or ascendant, brother, or sister; (ii) to any custodian or trustee for your exclusive account; or (iii) a transfer of any of your shares to the Company.

Tax Withholding. The Grantee hereby authorizes the Company, at the time of exercise or at any time thereafter as requested by the Company, to withhold from payroll and any other amounts payable to Grantee, and otherwise agrees to make arrangements satisfactory to the Company for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your SARs. Grantee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the payment required under this Agreement if such withholding amounts are not delivered at the time of exercise. If payment is to be made in shares of Stock, the Company may satisfy the minimum tax withholding obligation by withholding from shares of Stock to be issued to the Grantee.

Under Code Section 409A, a SAR that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount SAR”) may be considered “deferred compensation.” A Discount SAR may result in (i) income recognition by Grantee prior to the exercise of the award, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount SAR may also result in additional state income, penalty and interest tax to the Grantee. Grantee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this SAR equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Grantee agrees that if the IRS determines that the SAR was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Grantee will be solely responsible for Grantee’s costs related to such a determination.

Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your SARs unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your SARs also must comply with other applicable laws and regulations governing your SARs, and you may not exercise your SARs if the Company determines that such exercise would not be in material compliance with such laws and regulations.

Miscellaneous.

Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

This Agreement does not confer upon the Grantee any rights with respect to continuance of employment by the Company or any Subsidiary.

The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not and to what extent the SARs has vested). All actions taken and all interpretations and determinations made by the Board in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

This Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the SARs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

[COMPANY NAME]

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address: